Exhibit 3.1.3

CERTIFICATE OF INCORPORATION

OF

ALW INVESTMENT COMPANY, INC.

The undersigned, in order to form a corporation under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Corporation is ALW Investment Company, Inc. (the “Corporation”).

SECOND: The address of the corporation’s registered office in the State of Delaware is: 1201 Market Street, Suite 800, Wilmington, Delaware 19801 and the name of its registered agent at such address is: NCO Funding, Inc. in the County of New Castle.

THIRD: The nature of the business or purposes to be conducted or promoted are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $1.00 per share.

FIFTH: The name and mailing address of the incorporator is as follows:

Gail Ball

1201 Market Street, Suite 800

Wilmington, Delaware 19801

SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter or repeal the By-laws of the Corporation, except as specifically stated therein.

SEVENTH: The corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

EIGHTH: The election of directors need not be by written ballot, unless the bylaws of the corporation shall so provide.

NINTH: To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article shall not eliminate or limit the liability of a director for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

The undersigned, being the Incorporator named below, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate and does hereby declare and certify that it is his act and deed and the facts stated herein are true, and accordingly does hereunto execute this Certificate of Incorporation on this 27th day of October, 2006.

/s/ Gail Susan Ball
Gail Ball, Incorporator

ALW INVESTMENT COMPANY, INC.

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

ALW Investment Company, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that Article First of the Certificate of Incorporation of ALW Investment Company, Inc. shall be amended in its entirety to read as follows:

“FIRST: The name of the Corporation is: ALW Financial, Inc. (the “Corporation”).”

SECOND: The sole stockholder has given its written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said ALW Investment Company, Inc. has caused this Certificate of Amendment to be signed by its Vice President and Treasurer, this 30th day of November, 2006.

ALW INVESTMENT COMPANY, INC.

By:	/s/ Gail Susan Ball
Name:	Gail Ball
Title:	Vice President and Treasurer